Exhibit 99.1

Community Bank System to Enhance Capital District Presence with Acquisition of Kinderhook Bank Corp.

January 22, 2019

SYRACUSE, NY and KINDERHOOK, NY—(BUSINESS WIRE)--Community Bank System, Inc. (“Community Bank System”) (NYSE: CBU) and Kinderhook Bank Corp. (OTCQB: NUBK) today announced that they have entered into a definitive agreement pursuant to which Community Bank System will acquire Kinderhook Bank Corp., parent company of National Union Bank of Kinderhook (“Kinderhook Bank”) in an all cash transaction representing total consideration valued at approximately $93.4 million. The transaction has been unanimously approved by the boards of directors of both companies.

This transaction will provide natural market extension for both institutions, joining two high-quality, low-risk franchises with long histories of customer service, as well as a commitment to their communities. Kinderhook Bank provides Community Bank, N.A. a solid operating presence in the Capital District of Upstate New York, with total assets of nearly $640 million, deposits of $560 million and 11 banking offices across a five county area.

Under the terms of the agreement, shareholders of Kinderhook Bank Corp. will receive consideration per share of common stock equal to $62.00 in cash. This price represents, assuming full conversion of preferred equity, approximately 193% of Kinderhook Bank Corp.’s tangible book value as of September 30, 2018.

“Our acquisition of Kinderhook Bank Corp. will extend our banking footprint into the attractive Capital District markets which are similar to the other Upstate New York markets in which we successfully compete,” said Mark E. Tryniski, President and Chief Executive Officer of Community Bank System. “Our move to establish a broader and deeper banking presence in this region reflects the relative economic, demographic and geographic attractiveness of the area. This investment also complements the financial commitment we made in 2018 when we added an experienced commercial banking team focused on the greater Albany area. We’re pleased with the results of this activity to date and confident that the Kinderhook franchise will further support our efforts to grow our retail and business banking presence in the Capital District. Kinderhook Bank has an impressive 165-year history of service to its customers, its communities and its shareholders, values which align closely with those of Community Bank. Equally important, our institutions have similar organizational values and cultures that respect and value the people that contribute to our success. We are delighted to welcome the Kinderhook Bank team to the Community Bank organization and look forward to the future of the combined company.”

“The shareholders, customers and associates of Kinderhook Bank should benefit from our merger with Community Bank System, a financially strong and effectively managed institution,” said John A. Balli, President and Chief Executive Officer of Kinderhook Bank Corp. “Our customers will continue to receive the highly personalized service they expect, while having access to a greatly expanded set of products and services available from the larger combined organization with an extensive branch network. We are pleased that all of the Kinderhook Bank branch offices will remain open and our employees benefit by becoming part of an organization which also values their commitment and contribution to the Company’s growth and profitability and which offers additional opportunities for professional growth and advancement. We view our combination with Community Bank as a win for all of our stakeholders, and we look forward to working closely with their team to complete the combination.”

Upon completion of the transaction, the combined company will have approximately $11.3 billion in assets. Community Bank System expects the transaction to be approximately $0.07 - $0.08 per share accretive to its first full year of GAAP earnings and $0.09 to $0.10 per share accretive to cash earnings, excluding any one-time transaction costs.

The merger is expected to close in the second quarter of 2019 and is subject to customary closing conditions, including approval by the shareholders of Kinderhook Bank Corp. and required regulatory approvals.

Loomis & Co. Inc. acted as exclusive financial advisor to Community Bank System and Cadwalader, Wickersham & Taft LLP acted as its legal advisor. Endicott Financial Advisors, L.L.C. and First Capital Equities, Ltd. acted as financial advisors to Kinderhook Bank Corp. and Cranmore, FitzGerald, & Meaney acted as its legal advisor.

Community Bank System will host a conference call at 11 am (ET) on Wednesday, January 23, 2019 to discuss its fourth quarter 2018 financial results and the combination with Kinderhook Bank Corp. The conference call can be accessed at 866-337-5532 using the conference ID code 7885932. Investors may also listen live via the Internet at: https://www.webcaster4.com/Webcast/Page/995/28890.

About Community Bank System, Inc.

Community Bank System, Inc. operates more than 230 customer facilities across Upstate New York and Northeastern Pennsylvania, Vermont, and Western Massachusetts through its banking subsidiary, Community Bank, N.A. With assets of approximately $10.6 billion, the DeWitt, N.Y. headquartered company is among the country's 150 largest financial institutions. In addition to a full range of retail, municipal, and business banking services, the Company offers comprehensive financial planning, trust and wealth management services through its’ Community Bank Wealth Management Group and OneGroup NY, Inc. operating units. The Company's Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration and actuarial and consulting services to customers on a national scale. Community Bank System, Inc. is listed on the New York Stock Exchange and the Company's stock trades under the symbol CBU. For more information about Community Bank visit www.communitybankna.com or http://ir.communitybanksystem.com.

About Kinderhook Bank Corp.

Kinderhook Bank Corp. reported total assets at September 30, 2018 of approximately $640 million, and is the holding company for National Union Bank of

Kinderhook. The bank's business, municipal, and consumer customers enjoy personalized relationships, online and mobile banking options, with 11 branches in upstate New York. Kinderhook Bank Corp. is listed on the OTCQB Venture Market and trades under the symbol NUBK. For more information about Kinderhook Bank visit www.nubk.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “will,” “anticipate,” “expect,” “intend,” “estimate,” “target,” and words of similar import. Forward-looking statements are not historical facts but instead express only management’s current beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. The following factors, among others listed in the Companies’ Form 10-K filings, could cause the actual results of the Companies’ operations to differ materially from the Companies’ expectations: failure to obtain the approval of the shareholders of Kinderhook Bank Corp. in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed merger; the parties’ ability to successfully integrate operations in the proposed merger; the effect of the announcement of the proposed merger on the ability of Kinderhook Bank Corp. to maintain relationships with its key partners, customers and employees, and on its operating results and business generally; competition; changes in economic conditions, interest rates and financial markets; the impact of the federal government shutdown; and changes in legislation or regulatory requirements. The Companies do not assume any duty to update forward-looking statements.

This press release does not constitute a solicitation of proxies.

In connection with the proposed merger, Kinderhook Bank Corp. will deliver a Proxy Statement, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Stockholders of Kinderhook Bank Corp. are urged to read the proxy statement and the other relevant materials when they are delivered because they will contain important information about the proposed transaction. Information regarding Kinderhook Bank Corp. may be obtained at www.nubk.com or by directing a request to Kinderhook Bank Corp., 1 Hudson Street, Kinderhook, New York 12106, Attention: Investor Relations, Telephone: (518) 758-7101.

Information regarding Community Bank System, Inc., may be obtained at the SEC’s Internet site (http://www.sec.gov) or you may obtain copies of certain documents, free of charge from Community Bank System, Inc. by accessing its website at www.communitybankna.com under the heading of “Investor Relations” and then “SEC Filings & Annual Report.”

Kinderhook Bank Corp. and Community Bank System, Inc. and certain of their respective directors and executive officers may be deemed to participate in the solicitation of proxies from the stockholders of Kinderhook Bank Corp. in connection with the proposed merger. Information about the directors and executive officers of Kinderhook Bank Corp. and their ownership of Kinderhook Bank Corp. common stock will be set forth in the proxy statement to be delivered for the proposed merger. Information about the directors and executive officers of Community Bank System, Inc. and their ownership of Community Bank System, Inc. common stock is set forth in the proxy statement for its 2018 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 29, 2018. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the proposed merger when it becomes available. Free copies of this document when available may be obtained as described above.

For further information contact:

Community Bank System, Inc.

Joseph E. Sutaris, E.V.P. and Chief Financial Officer

(315) 445-7396

or

Kinderhook Bank Corp.

John A. Balli, President and Chief Executive Officer

(518) 758-7101